EXHIBIT 99.1

PRESS RELEASE October 14, 2008 First South Bancorp, Inc.	FOR IMMEDIATE RELEASE For more information contact: Bill Wall (CFO) Phone: (252) 946-4178 Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports September 30, 2008 Quarterly and Nine Months Earnings

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its earnings for the quarter ended September 30, 2008 (unaudited), the third quarter of its fiscal year ending December 31, 2008, and its earnings for the nine months ended September 30, 2008 (unaudited).

Net income was $2.1 million ($0.21 per diluted share) for the third quarter of 2008 compared to net income of $3.0 million ($0.31 per diluted share) for the linked second quarter of 2008, and $4.3 million ($0.42 per diluted share) for the third quarter of 2007. Net income for the first nine months of 2008 was $9.0 million ($0.93 per diluted share) compared to net income of $12.9 million ($1.28 per diluted share) for the first nine months of 2007.

The Bank recorded loan loss provisions of $1.7 million in the third quarter of 2008, compared to $1.1 million in the linked second quarter and $100,000 in the third quarter of 2007. Additionally, the Bank recorded fair value write downs on other real estate owned of $462,000 during the third quarter of 2008, compared to $56,000 in the linked second quarter and none in the third quarter of 2007. The increased loan loss provisions and other real estate write downs contributed to the reduced earnings for the third quarter, when compared to both the linked second quarter and prior year third quarter.

“These are extraordinary times for financial institutions,” said Bill Wall, executive vice president and chief financial officer. “The economy has moved towards a recessionary environment and economic pressure on the housing market continues to impact property values and financial institutions credit quality. During the third quarter, we saw a rise in the level of non-performing assets. While the additional loan loss provisions and other real estate owned write downs were sizable in the third quarter, we believe these were prudent conservative actions necessary to strengthen our ability to better manage through this economic cycle and support the long-term success of the Company,” said Wall.

“First South continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines and anticipates continuation of dividend payments. The Company remains profitable, has a solid capital position, and combined with these conservative actions should enhance our future earnings when economic and financial market conditions improve,” stated Wall.

Net interest income for the third quarter was $9.0 million, compared to $9.2 million for the linked second quarter and $10.3 million for the prior year third quarter. The decrease in net interest income results primarily from a decline in the net interest margin, significantly influenced by the Federal Reserve’s 325 basis point rate cuts since September 2007, and the decline in average earning assets attributable to an increased level of non-performing loans and other real estate owned. Average earning assets were $830.8 million for the third quarter, $851.5 million for the linked second quarter and $845.2 million for the third quarter of 2007. The net interest margin for the third quarter was 4.32%, compared to 4.31% for the linked second quarter and 4.90% for the third quarter of 2007.

The cost of funds for the third quarter 2008 improved to 2.71%, from 2.97% for the linked second quarter, and 3.60% for the third quarter of 2007. The Company was able to improve its cost of funds by the combination of the pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the lower interest rate environment between the respective periods.

Non-interest income was $2.4 million for the third quarter, compared to $2.8 million for the linked second quarter and $2.5 million for the third quarter of 2007. Non-interest income includes net gains on the sale of mortgage loans and mortgage-backed securities of $136,000, $245,000 and $26,000, respectively, during these periods. The Company executed these sale transactions to support a more balanced sensitivity to future interest rate changes.

The Company has maintained a consistent level of noninterest income across both loan and deposit service offerings. Revenues from loan fees, deposit fees and service charges and servicing fee income was $2.1 million for the third quarter, $2.3 million for the linked second quarter, and $2.0 million for the third quarter of 2007.

Non-interest expense was $6.3 million for the third quarter, compared $5.9 million for the linked second quarter and to $5.8 million for the third quarter of 2007. The increase in non-interest expense in the third quarter is primarily attributable to an increase in FDIC insurance premiums and the increase in fair value write downs on other real estate owned discussed above. One-time FDIC insurance assessment credits received under the Federal Deposit Reform Act of 2005 beginning in June 2007 thru June 2008 have been exhausted. FDIC insurance premiums were $109,000 for the third quarter, $21,000 for the linked second quarter, and $23,000 for the third quarter of 2007.

The Company's non-performing loans were $12.5 million at September 30, 2008, compared to $10.4 million at June 30, 2008 and $12.8 million at March 31, 2008. The current level of non-performing loans is attributable to worsening economic conditions and decreasing property values in the Bank’s market area. Management believes it has thoroughly evaluated its non-performing loans and they are either well collateralized or adequately reserved. However, there can be no assurance in the future that regulators, increased credit risks in the loan portfolio, further declines in economic conditions and other factors will not require additional adjustments to the allowance for credit losses. As a result of the increased provisions for credit losses during 2008, the allowance for credit losses has increased to $11.7 million at September 30, 2008 from $9.9 million at December 31, 2007, representing 1.53% of total loans at September 30, 2008, compared to 1.27% at December 31, 2007.

Other real estate owned increased to $7.0 million at September 30, 2008 from $1.6 million at December 31, 2007, reflecting foreclosures of certain non-performing loans. At September 30, 2008, other real estate owned consisted of fifteen single family residential properties, one partially developed residential subdivision and fourteen developed building lots. Based on fair value analysis, the Bank believes the adjusted carrying values of these properties are representative of their fair market values, although there can be no assurances that the ultimate sales will be equal to or greater than the carrying values.

Deposits declined to $722.9 million at September 30, 2008 from $761.4 million at December 31, 2007. Checking accounts declined to $229.3 million at September 30, 2008 from $243.6 million at December 31, 2007, while time deposits declined to $475.4 million at September 30, 2008 from $500.2 million at December 31, 2007. During the first three quarters of 2008, the Bank has been challenged by intense competitive market pressure on deposit rates. In efforts to reduce its funding cost, the Bank been repricing new and maturing time deposits at lower rates, obtained lower costing borrowings, and combined the volume of its lower costing checking accounts, has effectively managed its cost of funds.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company and securities brokerage services through an affiliation with a broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com. The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

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First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	September 30	December 31
	2008	2007	*
Assets	(unaudited)

Cash and due from banks	$24,723,303	$22,273,592
Interest-bearing deposits in financial institutions	3,402,641	1,755,695
Investment securities - available for sale	41,050,378	49,064,278
Mortgage-backed securities - available for sale	28,164,869	37,828,064
Mortgage-backed securities - held for investment	4,337,759	1,291,762
Loans and leases receivable, net:
Held for sale	3,402,342	7,515,626
Held for investment	746,319,964	757,567,279
Premises and equipment, net	9,233,806	9,433,399
Real estate owned	6,986,608	1,601,704
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,658,600	3,210,100
Accrued interest receivable	4,717,140	5,103,405
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,075,799	1,150,616
Identifiable intangible assets	172,920	196,500
Prepaid expenses and other assets	7,168,194	7,077,115

Total assets	$888,632,899	$909,287,711

Liabilities and Stockholders' Equity

Deposits:
Demand	$229,270,779	$243,647,606
Savings	18,248,613	17,497,763
Large denomination certificates of deposit	207,500,442	204,509,581
Other time	267,849,663	295,714,633
Total deposits	722,869,497	761,369,583
Borrowed money	57,772,177	42,067,421
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	10,857,358	9,505,385
Total liabilities	801,809,032	823,252,389

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,738,096 and 9,808,655
shares outstanding, respectively	97,381	98,087
Additional paid-in capital	35,914,891	36,761,824
Retained earnings, substantially restricted	82,795,252	79,679,027
Treasury stock at cost	(32,247,365)	(30,880,120)
Accumulated other comprehensive income, net	263,708	376,504
Total stockholders' equity	86,823,867	86,035,322

Total liabilities and stockholders' equity	$888,632,899	$909,287,711

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

Interest income:
Interest and fees on loans	$13,379,203	$16,366,868	$42,721,576	$48,531,272
Interest and dividends on investments and deposits	1,010,107	1,272,019	3,269,998	3,955,236
Total interest income	14,389,310	17,638,887	45,991,574	52,486,508

Interest expense:
Interest on deposits	4,864,737	6,968,265	16,556,440	20,834,384
Interest on borrowings	399,500	114,683	1,194,757	335,071
Interest on junior subordinated notes	146,960	212,367	487,915	632,322
Total interest expense	5,411,197	7,295,315	18,239,112	21,801,777

Net interest income	8,978,113	10,343,572	27,752,462	30,684,731
Provision for credit losses	1,744,916	100,000	2,893,600	200,000
Net interest income after provision for credit losses	7,233,197	10,243,572	24,858,862	30,484,731

Non-interest income:
Fees and service charges	1,897,939	1,838,530	5,879,783	5,476,666
Loan servicing fees	163,967	161,418	490,496	488,117
Gain (loss) on sale of real estate, net	(3,664)	30,152	96,837	49,511
Gain on sale of mortgage loans	108,316	26,477	512,544	278,796
Gain on sale of mortgage backed securities	27,626	-	97,537	-
Other income	246,401	488,171	857,348	1,117,685
Total non-interest income	2,440,585	2,544,748	7,934,545	7,410,775

Non-interest expense:
Compensation and fringe benefits	3,401,733	3,552,536	10,440,902	10,198,611
Federal insurance premiums	109,413	22,993	153,190	71,440
Premises and equipment	500,037	497,051	1,512,625	1,435,801
Advertising	23,637	46,065	86,941	101,552
Payroll and other taxes	276,201	299,849	970,764	966,105
Data processing	686,707	623,359	1,953,777	1,869,419
Amortization of intangible assets	103,108	99,108	331,910	294,552
Other	1,221,041	675,159	2,727,470	1,889,021
Total non-interest expense	6,321,877	5,816,120	18,177,579	16,826,501

Income before income taxes	3,351,905	6,972,200	14,615,828	21,069,005

Income taxes	1,296,251	2,713,942	5,647,470	8,201,663

Net income	$2,055,654	$4,258,258	$8,968,358	$12,867,342

Per share data:
Basic earnings per share	$0.21	$0.43	$0.93	$1.30
Diluted earnings per share	$0.21	$0.42	$0.93	$1.28
Dividends per share	$0.20	$0.19	$0.60	$0.57
Weighted average shares-Basic	9,599,063	9,923,236	9,669,056	9,932,389
Weighted average shares-Diluted	9,616,357	10,030,595	9,693,271	10,050,553

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$888,633	$910,244	$913,887	$909,288	$907,921
Loans receivable (net):
Mortgage	44,035	47,710	51,013	50,461	59,666
Commercial	590,212	601,485	606,514	601,300	586,710
Consumer	102,929	102,870	101,071	100,387	100,969
Leases	12,546	13,021	13,679	12,935	13,365
Total	749,722	765,086	772,277	765,083	760,710

Cash and investments	69,176	75,114	73,124	73,094	76,310
Mortgage-backed securities	32,503	34,859	37,756	39,120	38,194
Premises and equipment	9,234	9,333	9,305	9,433	9,352
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,076	1,111	1,131	1,151	1,146

Deposits:
Savings	18,249	18,682	17,866	17,498	18,538
Checking	229,271	247,642	252,153	243,648	262,183
Certificates	475,350	477,969	484,310	500,224	496,907
Total	722,870	744,293	754,329	761,370	777,628

Borrowings	57,772	54,164	52,099	42,067	21,752
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	86,824	86,917	87,073	86,026	85,315

Consolidated earnings summary:
Interest income	$14,389	$15,219	$16,383	$17,591	$17,639
Interest expense	5,411	6,045	6,783	7,309	7,295
Net interest income	8,978	9,174	9,600	10,282	10,344
Provision for credit losses	1,745	1,149	0	150	100
Noninterest income	2,441	2,821	2,674	2,726	2,544
Noninterest expense	6,322	5,896	5,960	6,084	5,816
Income taxes	1,296	1,938	2,413	2,638	2,714
Net income	$2,056	$3,012	$3,901	$4,136	$4,258

Per Share Data:
Earnings per share-Basic	$0.21	$0.31	$0.40	$0.42	$0.43
Earnings per share-Diluted	$0.21	$0.31	$0.40	$0.42	$0.42
Dividends per share	$0.20	$0.20	$0.20	$0.19	$0.19
Book value per share	$8.92	$8.91	$8.92	$8.77	$8.62

Average shares-Basic	9,599,063	9,756,519	9,802,770	9,862,276	9,923,236
Average shares-Diluted	9,616,357	9,782,038	9,833,335	9,955,496	10,030,595

	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	6.93%	7.15%	7.62%	8.26%	8.35%
Cost of funds	2.71%	2.97%	3.30%	3.59%	3.60%
Net interest spread	4.22%	4.18%	4.32%	4.67%	4.75%
Net interest margin on earning assets	4.32%	4.31%	4.46%	4.83%	4.90%
Earning assets to total assets	92.03%	92.83%	92.99%	93.55%	92.73%

Return on average assets	0.92%	1.32%	1.70%	1.81%	1.88%
Return on average equity	9.37%	13.72%	17.97%	19.22%	20.12%
Efficiency ratio	55.30%	49.09%	48.49%	47.26%	45.42%
Dividend payout ratio	95.24%	64.52%	50.00%	45.24%	44.19%

Average assets	$898,349	$914,012	$919,708	$913,729	$906,686
Average earning assets	$830,759	$851,486	$858,705	$851,569	$845,154
Average equity	$87,737	$87,790	$86,810	$86,096	$84,663

Equity/Assets	9.77%	9.55%	9.53%	9.46%	9.40%
Tangible Equity/Assets	9.28%	9.07%	9.05%	8.98%	8.91%

Asset quality data and ratios:
Nonperforming loans	$12,527	$10,426	$12,819	$7,555	$8,268
Other real estate owned	$6,987	$4,026	$1,526	$1,602	$1,524

Allowance for loan and lease losses	$11,284	$9,957	$9,394	$9,487	$9,267
Allowance for unfunded loan commitments	$378	$391	$393	$403	$726
Allowance for credit losses	$11,662	$10,348	$9,787	$9,890	$9,993

Allowance for loan and lease losses to loans	1.48%	1.28%	1.20%	1.22%	1.20%
Allowance for unfunded loan commitments
to unfunded commitments	0.28%	0.32%	0.26%	0.27%	0.43%
Allowance for credit losses to loans	1.53%	1.33%	1.25%	1.27%	1.30%

Net charge-offs (recoveries)	$431	$588	$102	$254	$47
Net charge-offs (recoveries) to loans	0.057%	0.077%	0.013%	0.033%	0.006%
Nonperforming loans to assets	1.41%	1.15%	1.40%	0.83%	0.91%
Loans to deposits	101.93%	101.94%	102.38%	100.49%	97.82%
Loans to assets	82.92%	83.35%	84.50%	84.12%	83.79%
Loans serviced for others	$259,326	$256,515	$255,700	$254,671	$244,900